UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JRSIS HEALTH CARE CORPORATION

 (Exact Name of Registrant as Specified in Its Charter)

Florida	46-4562047
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1st - 7th Floor, Industrial and Commercial Bank Building Xingfu Street, Hulan Town, Hulan District, Harbin City Heilongjiang Province, P.R. China 150025
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d) or (e), check the following box.  ☒

If the form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-194359

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

JRSIS Health Care Corporation (the “Registrant”) is authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share (the “Common Stock”). The holders of the Common Stock have equal ratable rights to dividends from funds legally available if and when declared by the Registrant’s board of directors (the “Board”) and are entitled to share ratably in all of the Registrant’s assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. The Common Stock does not provide the right to preemptive, subscription or conversion rights. Shares of the Common Stock are non-assessable and are not subject to any redemption or sinking fund provisions or rights. The Common Stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Holders of shares of the Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation - filed as exhibit 3.1 to the Registration Statement on Form S-1 filed on March 6, 2014 (File No. 333-194359) and incorporated herein by reference.

3.2	Amended and Restated Bylaws- filed as exhibit 3-a to the Current Report on Form 8-K filed on September 6, 2018 and incorporated herein by reference.

JRSIS Health Care Corporation also incorporates by reference the following documents previously filed by JRSIS Health Care Corporation with the Securities and Exchange Commission:

a.	Quarterly Reports on Form 10-Q:

	i.	for the quarter ended September 30, 2018, filed on November 13, 2018

	ii.	for the quarter ended June 30, 2018, filed on August 13, 2018

	iii.	for the quarter ended March 31, 2018, filed on May 14, 2018

b.	Annual Report on Form 10-K for the year ended December 31, 2017, filed on April 17, 2018.

c.	Quarterly Reports on Form 10-Q:

	i.	for the quarter ended September 30, 2017, filed on November 13, 2017

	ii.	for the quarter ended June 30, 2017, filed on August 14, 2017

	iii.	for the quarter ended March 31, 2017, filed on May 15, 2017

d.	Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 29, 2017.

e.	Quarterly Reports on Form 10-Q:

	i.	for the quarter ended September 30, 2016, filed on November 14, 2016

	ii.	for the quarter ended June 30, 2016, filed on August 15, 2016

	iii.	for the quarter ended March 31, 2016, filed on May 16, 2016

f.	Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 29, 2016.

g	Quarterly Reports on Form 10-Q:

	i.	for the quarter ended September 30, 2015, filed on November 16, 2015

	ii.	for the quarter ended June 30, 2015, filed on August 14, 2015

	iii.	for the quarter ended March 31, 2015, filed on May 12, 2015

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: December 18, 2018	JRSIS HEALTH CARE CORPORATION

By: /s/ Lihua Sun
Name: Lihua Sun
Title: Chief Executive Officer

EXHIBIT INDEX

3.1	Articles of Incorporation - filed as exhibit 3.1 to the Registration Statement on Form S-1 filed on March 6, 2014 and incorporated herein by reference.

3.2	Amended and Restated Bylaws- filed as exhibit 3-a to the Current Report on Form 8-K filed on September 6, 2018 and incorporated herein by reference.